Staktek Pioneer James Cady Retires from Executive Management

AUSTIN, Texas -- February 28, 2006 - Staktek Holdings, Inc. (NASDAQ: STAK), a world-leading provider of intellectual property and services for next-generation, chip-stacking and module technologies for high-speed, high-capacity systems, today announced the retirement of CTO James W. Cady effective April 1. Cady will maintain his seat on Staktek's board of directors and act as an expert consultant to the company on R&D issues.

Cady joined the Staktek management team in 1991 as its fourth employee after being associated with Staktek founder Carmen Burns since the early 1980s. During his 15 years as a Staktek executive, Cady served as vice president of engineering, general manager, president, CEO, director and the company's first CTO. Under his technical leadership, Staktek's engineering team developed and enhanced not only the company's unique Stakpak® technologies, introducing the first generation of TSOP-based stacking solutions to the market, and following with chip-scale packaging (CSP) solutions, but also the company's ArctiCore™ module technology.

"Jim Cady has generously contributed his talents as inventor, business leader and industry pioneer throughout his impressive career with Staktek," said Wayne R. Lieberman, Staktek's president and chief executive officer.

Of the company's more than 175 patents and pending patent applications, Cady is named on 45 patents and pending applications, addressing electrical, process, thermal and structure inventions. Further, he instilled the founder's commitment to rigorous problem-solving and applied the entrepreneurial philosophy that great technical solutions require good business models to become superior inventions.

Staktek chairman of the board Joseph C. Aragona commented, "We thank Jim for his many contributions to Staktek's growth and success. The board of directors is pleased that he has agreed to remain on the board, as Staktek can leverage his strategic market expertise and insightful technological guidance toward an ever-brighter future for the company he helped to build and expand."

Prior to joining Staktek, Mr. Cady served as a technology and operations executive with KDT Industries and as Director of Systems Integration at National Advanced Systems, a subsidiary of National Semiconductor Corporation. He holds BS and MS degrees in Electrical Engineering and is named as inventor or co-inventor on 45 U.S. patents and pending patent applications. In 2005, he was selected as an Austin "Entrepreneur of the Year," sponsored by Ernst & Young.

Financial Impact

The company expects to incur incremental expenses of approximately $400,000 in the first quarter associated with Mr. Cady's retirement. As a result, the loss per share on a GAAP basis is now estimated to be approximately $0.04, and diluted non-GAAP earnings per share is now estimated to be approximately $0.01. This change represents a $0.01 per share reduction compared to the amounts previously disclosed in the company's February 14, 2006 earnings announcement. All changes to guidance are solely the result of Mr. Cady's retirement package. The non-GAAP estimate excludes non-cash charges for amortization of acquisition intangibles and stock-based compensation and the associated income tax effect.

Cautionary Language

This press release contains forward-looking statements. These statements are generally accompanied by words such as "expect," "anticipate," "believe," "estimate," and similar expressions. These statements include our estimates of first quarter 2006 earnings per share, both on a GAAP and non-GAAP basis. We do not have long-term agreements with our customers or sufficient backlog to rely upon when forecasting results, so our future performance is very difficult to predict. Our forward-looking statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Risks and uncertainties that may cause future results to differ include, but are not limited to, the risks associated with having significant customer concentration and the impact on our operating results of a material decline in orders from any customer or of a consolidation of our customers; the risk that a competitor or significant customer develops or adopts an alternative solution or competing product, including but not limited to planar solutions; the risk that demand for our solutions is lower than expected; the risk that our average selling prices decline during the period more than we expect because of competitive pressures, substituted products or overall reduced demand for systems that incorporate our technologies; the risks associated with expanding into new markets without past experience in those markets and to releasing new products generally; the risk that our revenues do follow the seasonality pattern of prior quarters; the risk that our new technologies, such as our second-generation DDR-2, FlashStak X-2 and ArctiCore solutions, are not completed, tested or accepted in a timely fashion; the risk that we are unable to protect our intellectual property rights; the risk that we are unable to productize or monetize the intellectual property that we develop; the risk that we will be unable to enter into additional license agreements to license our technologies; the risk of hiring several key employees in a short period of time; the risks associated with intellectual property litigation or other litigation; the risk that our customers or we are unable to obtain adequate DRAM chips or other materials; the risk that we incur problems in our U.S. or Mexican manufacturing processes or facilities or that we are unable to maintain or improve our manufacturing capacity and turnaround times; risks related to qualifying our current or future products in our customers' future products; risks related to increasing our royalty-based revenue; risks associated with competing with larger companies and companies with market share where we are targeting expansion; risks related to product liability claims in the event our services and technologies are used in defective products or include defective parts; and the risks associated with our dependence on a few key personnel to manage our business effectively.

For a discussion of these and other factors that could impact our financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to our recent filings with the Securities and Exchange Commission, and in particular, our Form 10-K filed on March 9, 2005. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

About Staktek Holdings:

Staktek is a world-leading provider of intellectual property and services for next-generation, chip-stacking and module technologies for high-speed, high-capacity systems. Staktek's Performance, Value, FlashStak and High Performance Stakpak® memory solutions increase operational performance by doubling, tripling or quadrupling the amount of memory in the same physical footprint as required by standard packaging technology. Staktek's ArctiCore™ is a new module technology using a double-sided, multi-layer flexible circuit folded around an aluminum core designed for superior thermal, mechanical and electrical performance. With an IP portfolio of more than 175 patents and patent applications pending, the company offers flexibility for customers, including outsourced manufacturing, technology licensing and custom engineering. Headquartered in Austin, Texas, Staktek operates two world-class manufacturing locations in Austin and Reynosa, Mexico.